EXHIBIT 99.1

Gasco
--------
Energy



For Release at 8:00 AM EDT on Thursday, May 15, 2008

                       Gasco Energy Provides Probable and
                     Possible Reserves and Unrisked Resource
                   Potential Estimates for Uinta Basin Assets

DENVER--May 15, 2008 /PRNewswire-FirstCall/ -- Gasco Energy, Inc. (Amex: GSX) today provided results of its recent estimated probable and possible reserve analysis, also known as 3-P reserve estimates. Gasco is providing these results to provide additional insight into the future potential of Gasco's Riverbend Project in Utah's Uinta Basin. In accordance with SEC guidelines, only proved reserves can be included in documents filed with the SEC. Gasco's previously reported 2007 year-end proved reserves were 110.7 billion cubic feet equivalent
(Bcfe).

3-P Estimates
Estimates of probable and possible reserves were prepared by independent reservoir engineering consultants, Netherland Sewell and Associates Inc. (NSAI), the same firm that engineers Gasco's year-end proved reserves. The analysis encompasses Gasco's entire Riverbend Project. At December 31, 2007, Gasco owned or controlled approximately 119,867 gross undeveloped acres and 89,090 net undeveloped acres in the Riverbend Project. The 3-P estimates below reflect approximately 31% of Gasco's gross undeveloped Riverbend acreage position. Also included in the report is an analysis of Gasco's proved developed properties, which includes approximately 4,680 gross acres and 3,373 net acres at December 31, 2007. The difference in proved reserves as compared to the year-end 2007 SEC proved reserves is attributed to varying assumptions, primarily that the year-end SEC report had a restricted development schedule limited to one drilling rig working over a five-year period. The analysis does not include petroleum resource potential over the remaining 69% of Gasco's undeveloped Riverbend acreage. Petroleum resource potential estimates are included below under separate heading.


-----------------------------------------------------------------------------------------------------------------------------
                              Proved, Probable & Possible (3-P) Reserve Estimates at 12/31/07
                                              Gasco Riverbend Project Summary
                                                     Uinta Basin, Utah
-----------------------------------------------------------------------------------------------------------------------------
                                      Gross Interest                                     Gasco Net Interest
------------------- ---------------------------------------------------- ----------------------------------------------------
                                           Gross
                         MMBbls             MMcf             MMcfe            MMBbls             MMcf             MMcfe
------------------- ----------------- ----------------- ---------------- ----------------- ----------------- ----------------
Proved                    1.85              354               365              1.02              196               202
------------------- ----------------- ----------------- ---------------- ----------------- ----------------- ----------------

Probable                  4.06              805               829              2.14              501               514
------------------- ----------------- ----------------- ---------------- ----------------- ----------------- ----------------

Possible                 23.80             3,756             3,899            13.75             2,163             2,246
------------------- ----------------- ----------------- ---------------- ----------------- ----------------- ----------------

Total                    29.71             4,915             5,093            16.91             2,860             2,962
------------------- ----------------- ----------------- ---------------- ----------------- ----------------- ----------------


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

The estimated proved reserve analysis was based on 160 potential locations on 40-acre spacing representing approximately 6,400 gross acres or 5.3% of gross undeveloped acreage. The estimated probable reserve analysis was based on 694 potential well locations on 20-acre spacing representing approximately 10,680 gross acres or 8.9% of gross undeveloped acreage. The estimated possible reserve analysis was based on 2,793 potential well locations on 10-acre spacing representing approximately 19,390 gross acres or 16.2% of gross undeveloped acreage. The price deck used in calculating the estimated probable and possible reserves was $7.92 per MMBtu and $80.51 per barrel of crude oil net at the wellhead.

-----------------------------------------------------------------------------------------------------------------------------
                            Net Proved, Probable & Possible (3-P) Reserve Estimates at 12/31/07
                                           Gasco Riverbend Project Detail By Area
                                                     Uinta Basin, Utah
-----------------------------------------------------------------------------------------------------------------------------
                          Proved           Proved            Total                                                Total
      Area              Developed       Undeveloped         Proved           Probable          Possible            3-P
                          MMcfe            MMcfe             MMcfe            MMcfe             MMcfe             MMcfe
--------------------- --------------- ----------------- ---------------- ----------------- ----------------- ----------------

     Riverbend              44              103               147              270               835              1,252
--------------------- --------------- ----------------- ---------------- ----------------- ----------------- ----------------

    Wilkin Ridge            6                40               46               208              1,107             1,361
--------------------- --------------- ----------------- ---------------- ----------------- ----------------- ----------------

    Gate Canyon             1                0                 1                36               303               340
--------------------- --------------- ----------------- ---------------- ----------------- ----------------- ----------------

       Other                3                6                 9                0                 0                 9
--------------------- --------------- ----------------- ---------------- ----------------- ----------------- ----------------

  Total Riverbend
      Project               54              149               203              514              2,245             2,962
--------------------- --------------- ----------------- ---------------- ----------------- ----------------- ----------------




-----------------------------------------------------------------------------------------------------------------------------
                                       Gross Acres Evaluated by Producing Formation+
                                              Gasco Riverbend Project Summary
                                                     Uinta Basin, Utah
-----------------------------------------------------------------------------------------------------------------------------
                                                Proved Undeveloped               Probable                  Possible
                                                 Acres Evaluated              Acres Evaluated           Acres Evaluated
                                                (40-acre spacing)            (20-acre spacing)         (10-acre spacing)
----------------------------------------- ------------------------------- ------------------------ --------------------------

Wasatch/Mesaverde/Blackhawk                           6,400                       10,680                    19,390
----------------------------------------- ------------------------------- ------------------------ --------------------------
Mancos                                                 160                          700                      6,680
----------------------------------------- ------------------------------- ------------------------ --------------------------
Dakota                                                  --                          --                        --
----------------------------------------- ------------------------------- ------------------------ --------------------------

+ Mancos shale was only evaluated in the Riverbend Area of the Riverbend Project. Wasatch, Mesaverde and Blackhawk were evaluated in all project areas; however, no PUDs were assigned in the Gate Canyon Area. Gasco has a total of 38,807 gross undeveloped acres where no potential was assigned in any category, representing about 32% of Gasco's gross undeveloped acreage in the Riverbend Project.


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

Petroleum Resource Estimates
Gasco also provided petroleum resource estimates for its Riverbend Project. Gasco's resource estimate includes a total of 44,410 gross acres for Wasatch, Mesaverde and Blackhawk and 72,620 gross acres for Mancos shale potential.

The petroleum resource estimates were also prepared by NSAI. Please note that petroleum resources have much less certainty of future recovery than unproved reserves. Resources are those quantities of crude oil, natural gas, and natural gas liquids which are estimated, on a given date, to be potentially recoverable from known accumulations, but which are not currently considered to be commercially recoverable. There is no probabilistic standard for definition of petroleum resources.


--------------------------------------------------------------------------------------------
                         Gasco Energy Petroleum Resource Estimates
                              Gasco Riverbend Project Summary
                                     Uinta Basin, Utah
--------------------------------------------------------------------------------------------
                             Low Estimate            Best Estimate         High Estimate
                                 MMcfe                   MMcfe                 MMcfe
------------------------ ---------------------- ------------------------ -------------------

       Riverbend                  72                      257                   679
------------------------ ---------------------- ------------------------ -------------------

     Wilkin Ridge                 290                     932                  2,526
------------------------ ---------------------- ------------------------ -------------------

      Gate Canyon                 153                     890                  2,449
                                  ---                     ---                  -----
------------------------ ---------------------- ------------------------ -------------------

         Total                    515                    2,079                 5,654
------------------------ ---------------------- ------------------------ -------------------


Management Comment
"Resource plays, with their predictable, lower-risk nature, lend themselves to 3-P and petroleum resource estimates which we believe helps gauge the future of at least part of the Riverbend Project," said Gasco CEO and President Mark Erickson. "There is a tremendous amount of gas in place in the Uinta Basin, and as our knowledge continues to grow, we believe we can increase the reserve quantities from our large Uinta Basin leasehold. It should be noted that, as we anticipated, the 3-P and resource report largely only reflects the operational improvements made to the Wasatch, Mesaverde and Blackhawk intervals. The report encompasses only a very small contribution from our early-stage activity in the emerging Mancos/Dakota exploration program. We strongly believe these intervals have the potential to become very important contributors to proven, probable and possible reserves as we continue to add wells and demonstrate success and production history. The importance of the resource estimate is not the multiple Tcfs of resource, rather it is that it represents undrilled leasehold which we believe is potentially productive and geologically similar to that which was evaluated."

                                       ==

Definition -- Reserves
Reserves are those quantities of crude oil, natural gas, and natural gas liquids that are anticipated to be commercially recovered from known accumulations from a given date forward. Reserve estimates involve varying degrees of uncertainty, depending largely on the amount of reliable geological and engineering data available at the time of the estimate and the interpretation of the data. The relative degree of uncertainty can be conveyed by broadly placing reserves into one of two categories -- proved or unproved.

Two basic methods are commonly used by industry to prepare reserve estimates -- the deterministic and probabilistic methods. The deterministic method yields a single best estimate of reserves based on known geological, engineering and


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

economic data. The probabilistic method uses known geological, engineering and economic data to generate a range of estimated reserve quantities and their associated probabilities. Each reserve classification gives an indication of the probability of recovery.

Definition -- Proved Reserves
Proved reserves are those quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves include proved developed producing reserves and proved developed behind-pipe reserves. Proved developed producing reserves are only those reserves expected to be recovered from existing completion intervals in existing wells. Proved developed behind-pipe reserves are those reserves expected to be recovered from existing wells where a relatively minor capital expenditure is required for recompletion. Proved undeveloped reserves are those reserves expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

Definition -- Unproved Reserves
Unproved reserves are considered less certain to be recovered than proved reserves. Estimates of unproved reserves are based on geologic and/or engineering data similar to that used to estimate proved reserves, but technical, contractual, economic considerations and/or SEC, state or other regulations preclude such reserves from being classified as proved. Unproved reserves may be further sub-classified as probable and possible to denote progressively increasing uncertainty of recoverability.

Importantly, estimation of unproved reserves may assume future economic conditions different than those prevailing at the time of the estimate. The effect of possible future improvements in economic conditions and technological developments can be expressed by allocating appropriate quantities of reserves to the probable and possible classifications.

Definition -- Probable Reserves
Probable reserves are estimates of unproved reserves which analysis of geological and engineering data suggests are more likely than not to be recoverable. For estimates of probable reserves based on probabilistic methods, there should be at least a 50% probability that the quantities of reserves actually recoverable will equal or exceed the sum of the estimated proved plus probable reserves.

    Probable reserves may include:

      1. reserves in formations known to be productive where SEC regulations limit recognition of proved reserves to direct-offset locations one legal spacing-unit away from a producing well;
      2. reserves anticipated to be proved by normal step-out drilling where subsurface control is currently inadequate to classify these reserves as proved;
      3. reserves in formations that appear to be productive based on well-log characteristics but lack core data or other definitive tests to indicate productive potential and which are not analogous to producing or proved reserves in the area;
      4. incremental reserves attributable to infill drilling that could have been classified as proved if closer statutory spacing had been approved at the time of the estimate;
      5. reserves attributable to improved recovery methods that have been established by repeated commercially successful applications where:
            a. a project or pilot is planned but not in operation; and b. rock, fluid and reservoir characteristics appear favorable for commercial application;


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

      6. reserves in an area of the formation that appears to be separated from the proved area by faulting and where geologic interpretation indicates that the area is structurally higher than the proved area;
      7. reserves attributable to future workover, treatment, re-treatment, change of equipment, or other mechanical procedures, where such mechanical procedure has not been proved successful in wells which exhibit similar behavior in analogous reservoirs; and/or
      8. incremental reserves in proved reservoirs where an alternative interpretation of performance or volumetric data indicates more reserves are present than can be classified as proved.

Definition -- Possible Reserves
Possible reserves are estimates of unproved reserves which analysis of geological and engineering data suggests are less likely to be recovered than probable reserves. For estimates of possible reserves based on probabilistic methods, there should be at least a 10% probability that the quantities of reserves actually recovered will equal or exceed the sum of the estimated proved plus probable plus possible reserves.

    Possible reserves may include:

      1. reserves which, based on geological interpretations, could possibly extend beyond areas classified as probable;
      2. reserves in formations that appear to be petroleum bearing based on log and core analysis but may not be productive at commercial rates;
      3. incremental reserves attributed to infill drilling that are subject to technical uncertainty;
      4. reserves attributed to improved recovery methods where: a. a project or pilot is planned but not in operation; and b. rock, fluid and reservoir characteristics are such that there is a reasonable doubt that the project will be commercial;
               and/or
      5. reserves in an area of the formation that appears to be separated from the proved area by faulting and where geological interpretation indicates the area is structurally lower than the proved area.


Definition - Petroleum Resources
    Petroleum resources have much less certainty of future recovery than unproved reserves. Resources are those quantities of crude oil, natural gas, and natural gas liquids which are estimated, on a given date, to be potentially recoverable from known accumulations, but which are not currently considered to be commercially recoverable. There is no probabilistic standard for definition of petroleum resources.

    Petroleum resources may include:

      1.  accumulations for which there is currently no viable market;

      2. accumulations dependent on the development of new technology to facilitate economic recovery; and/or

      3. technical and commercial evaluation of the accumulation is still at an early stage.


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


About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit http://www.gascoenergy.com.

Forward-looking Statements
Certain statements set forth in this press release relate to management's future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco's future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "project," "estimate," "anticipate," "believe," or "continue" or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of Gasco, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause Gasco's actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those Gasco expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company's cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under "Risk Factors" in Item 1. of the Company's Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 4, 2008.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044


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